Exhibit 10.61

AMENDMENT NO.2 TO INTERCOMPANY REVOLVING LOAN AGREEMENT

This Amendment No. 2 to Intercompany Revolving Loan Agreement (this "Amendment") is entered into as of March 30,2016 by and between Apollo Medical Management, Inc. ("Lender") and Maverick Medical Group, Inc. ("Borrower") with reference to the following facts:

WHEREAS, Lender and Borrower originally entered into that certain Intercompany Revolving Loan Agreement dated as of February 1, 2013 (the "Original Agreement"), as amended by Amendment No.l to Intercompany Revolving Loan Agreement dated as of March 28,2014 (the "Amended Agreement"); and

WHEREAS, the Original Agreement provided, among other things, for a Commitment equal to One Million Dollars ($1,000,000) extended by Lender in favor of Borrower; and

WHEREAS, Borrower has requested that Lender increase the Commitment; and

WHEREAS, Lender is willing to increase the Commitment on the terms and conditions provided for in this Amendment:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	All terms not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.
2.	Section 1.3 of the Original Agreement is deleted in its entirety and replaced with the following: "1.3 "Commitment" shall mean an amount equal to Two Million Dollars ($2,000,000.00)".
3.	Section 6.1 of the Original Agreement is amended by changing the suite number for delivery of notices for each of Lender and Borrower to "Suite 1400", with all other address information remaining unchanged.
4.	The parties acknowledge and agree that, pursuant to Section 2.6 of the Original Agreement, the Obligations of Borrower have heretofore been evidenced by account entries in Lender's books and records and there is no existing promissory note evidencing the outstanding amount of Borrower's Obligations.
5.	Except to the extent provided for herein, all terms and conditions of the Amended Agreement remain in full force and effect. In the event of a conflict between the terms of the Original Agreement or the Amended Agreement and this Amendment, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MAVERICK MEDICAL GROUP, INC.

By:	/s/ Mark Marten
Name: Mark Marten
Title: Chief Executive Officer

APOLLO MEDICAL MANAGEMENT, INC.

By:	/s/ Warren Hossinion
Name: Warren Hosseinion
Title: Chief Executive Officer